Exhibit 32.02
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned, Steven A. Collins, Chief Financial Officer of ExactTarget, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:
(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2012 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2012	By:	/s/ Steven A. Collins
Steven A. Collins
Chief Financial Officer (Principal Financial Officer)